                                                                     EXHIBIT 4.2


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                ----------------------------------------------



     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of May 2, 1997 by and among USWeb Corporation, a Utah corporation (the "Company"), each of Joseph P. Firmage, Tobin J. Corey, James J. Heffernan, Sheldon Laube and Kenneth Campbell (each a "Founder" and collectively, the "Founders") and the persons listed on Exhibit A hereto (the
                                                        ---------
"Investors").


                                   RECITALS

     A. The Company sold and issued to certain of the Investors (the "Series A Holders") 18,500,000 shares of the Series A Preferred Stock of the Company pursuant to that certain Stock Purchase Agreement between the Company and the Series A Holders dated as of February 12, 1996 (the "Stock Purchase Agreement"), and the Company sold and issued to one of the Investors (the "Series B Holder") 9,310,001 shares of the Series B Preferred Stock of the Company pursuant to the Stock Purchase Agreement. Pursuant to that certain Investor Rights Agreement dated as of February 20, 1996 (the "Prior Agreement") the Company granted to such Series A Holders and Series B Holders certain rights.

     B. Pursuant to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement"), the Company has agreed to sell to certain of the Investors (the "Series C Holders") up to a total of 8,695,652 shares of the Series C Preferred Stock of the Company and warrants (the "Warrants") to purchase up to a total of 1,440,000 shares of Series C Preferred Stock of the Company and, as an inducement for such Series C Holders to purchase such shares and Warrants, the Company, the Series A Holders and the Series B Holder have agreed to enter into this Agreement to supersede, amend and restate the rights granted to the Series A Holders and Series B Holder in the Prior Agreement (all rights of first refusal under Section 2 of such Prior Agreement in respect of the Series C Preferred Stock hereby being expressly waived). The shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock sold pursuant to the Stock Purchase Agreement and the shares of Series C Preferred Stock sold pursuant the Series C Agreement and issuable upon exercise of the Warrants are collectively referred to herein as the "Preferred Shares."

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                               TABLE OF CONTENTS

                                                                          PAGE

SECTION 1 -    Registration Rights; Restrictions on Transferability.......  2

     1.1       Certain Definitions........................................  2
     1.2       Restrictions...............................................  3
     1.3       Restrictive Legend.........................................  3
     1.4       Notice of Proposed Transfers...............................  4
     1.5       Requested Registration.....................................  5
     1.6       Company Registration.......................................  6
     1.7       Registration on Form S-3...................................  7
     1.8       Limitations on Subsequent "Piggyback" Registration Rights..  8
     1.9       Expenses of Registration...................................  8
     1.10      Registration Procedures....................................  9
     1.11      Indemnification............................................  9
     1.12      Information by Holder...................................... 10
     1.13      Rule 144 Reporting......................................... 11
     1.14      Transfer of Registration Rights............................ 11
     1.15      Market Standoff Agreement.................................. 11
     1.16      Termination of Rights...................................... 12

SECTION 2 -    Right of First Offer....................................... 12

     2.1       Investor's Right of First Offer............................ 12
     2.2       Transfer of Right of First Offer........................... 14
     2.3       Termination of Right of First Offer........................ 14

SECTION 3 -    Affirmative Covenants of the Company....................... 14

     3.1       Financial Information...................................... 14
     3.2       Inspection................................................. 15
     3.3       Proprietary Information Agreement.......................... 15
     3.4       Termination of Covenants................................... 15

SECTION 4 -    Voting Agreement........................................... 15

     4.1       Election of Directors...................................... 15
     4.2       SOFTBANK Cooperation....................................... 15
     4.3       Termination of Voting Agreement............................ 15

SECTION 5 -    Miscellaneous.............................................. 16

     5.1       Assignment................................................. 16
     5.2       Third Parties.............................................. 16
     5.3       Governing Law.............................................. 16
     5.4       Counterparts............................................... 16
     5.5       Notices.................................................... 16
     5.6       Severability............................................... 16
     5.7       Amendment and Waiver....................................... 16
     5.8       Rights of Holders.......................................... 17
     5.9       Delays or Omissions........................................ 17

                                   SECTION 1

                             Registration Rights;
                             -------------------
                        Restrictions on Transferability
                        -------------------------------

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" means the Common Stock issued or issuable upon
           -----------------
conversion of the Preferred Shares.

          "Holder" shall mean any person entering into this Agreement with the
           ------
Company or holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

          "Initial Public Offering" shall mean the Company's first firmly
           -----------------------
underwritten public offering on Registration Statement Form S-1 or Form SB-2 (or successor form(s)).

          "Initiating Holders" shall mean the Investors or transferees of the
           ------------------
Investors under Section 1.14 hereof who in the aggregate are Holders of not less than fifty percent (50%) of the total voting power of the Registrable Securities.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registrable Securities" means (a) the Conversion Shares, (b) all New
           ----------------------
Securities purchased by Investors pursuant to the right of first offer set forth in Section 2 below ("the Investor New Securities"), (c) all shares owned or controlled by a Founder and (d) any Common Stock of the Company issued or issuable in respect of the Preferred Shares or Conversion Shares or other securities issued or issuable with respect to the Preferred Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred Shares or Conversion Shares; provided, however, that shares of Common Stock or
                             -----------------
other securities shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 1.3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders other than one special counsel (as limited by Section 1.9).

     1.2  Restrictions.  The Preferred Shares, the Conversion Shares and any
          ------------
Investor New Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares, the Conversion Shares and any Investor New Securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3  Restrictive Legend.  Each certificate representing (a) the Preferred
          ------------------
Shares, (b) the Conversion Shares, (c) any Investor New Securities and (d) any other securities issued in respect of the securities referenced in clauses (a),
(b), (c) and (d) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS AMONG THE COMPANY, CERTAIN SHAREHOLDERS OF THE COMPANY AND THE ORIGINAL SHAREHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

          Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4  Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144, (y) in any transaction in which an Investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority owned subsidiaries or affiliates for no consideration, or (z) in any transaction in which an Investor which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration; provided that each transferee agrees in writing to be subject to the terms of
--------
this Section 1. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this
Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

     1.5  Requested Registration.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of the written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to
------------------
effect any such registration, qualification or compliance pursuant to this
Section 1.5:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B)  Prior to January 1, 2001;

                    (C) After the Company has effected two (2) such registrations pursuant to this subparagraph 1.5(a), each such registration has been declared or ordered effective and the securities offered pursuant to each such registration have been sold; or

                    (D) If the anticipated gross proceeds to be received by such Holders are less than $10,000,000.

     Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i).  The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested and provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus used in such public offering.

     1.6  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time, the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)    promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration, as the case may be). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities owned by each participating Holder) entitled to be included in such registration; but in no event shall (i) the amount of securities of the participating Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the participating Holders may be excluded if the managing underwriter makes the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a Holder exercising a registration right pursuant to
Section 1.5 hereof be excluded from such offering except in accordance with the terms of Section 1.5(b) hereof. To facilitate the allocation of shares in accordance with the above provisions, the Company or the under writers may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus included in the registration statement relating thereto.

          (c)  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.7  Registration on Form S-3.
          ------------------------

          (a) If any Holder or Holders of Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders.

     1.8  Limitations on Subsequent "Piggyback" Registration Rights.  From and
          ---------------------------------------------------------
after the date hereof, the Company shall not, without the consent of the holders of at least 50% of the voting power of the Conversion Shares, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (a) such new registration rights, including market standoff obligations, are on a pari passu basis with those rights of the Holders hereunder or (b) such new registration rights, including market standoff obligations, are subordinate to the registration rights granted Holders in Sections 1.5, 1.6 and 1.7 hereof.

     1.9  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with the first registration pursuant to Section 1.5 and any registration pursuant to Sections 1.6 and 1.7 shall be borne by the Company. If a registration proceeding is begun upon the request of Initiating Holders pursuant to Section 1.5, but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) hereof; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to subparagraph 1.5(a) hereof. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to subparagraph 1.5(a) of this Agreement. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

     1.10 Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed; and

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     1.11 Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided further that in no event shall any indemnity under this Section 1.11(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     1.12 Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the

Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.13 Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

     1.14 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided that (a) such transfer may
                                        --------
otherwise be effected in accordance with applicable securities laws; (b) written notice of such assignment is given to the Company; (c) the Registrable Securities to be assigned or transferred represent (1) at least one percent (1%) of the outstanding capital stock of the Company on the date of transfer or (2) all of the Registrable Securities owned or controlled by the transferring Holder; and (d) the transferee executes a written agreement to be bound by the terms of this Agreement.

     1.15 Market Standoff Agreement.  Each Holder agrees in connection with any
          -------------------------
registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days (ninety (90) days in any public offering subsequent to the Initial Public Offering) from the date of the final prospectus used in such registration) as may be requested by the Company or such managing underwriters; provided, that the officers and
                                       --------
directors of the Company who own stock of the Company also agree to such restrictions. The certificates for the Preferred Shares shall contain, for so long as such market standoff provision remains in place, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STANDOFF AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER THAT PROHIBITS SALE OR TRANSFER OF SUCH SHARES FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE DATE OF THE FINAL PROSPECTUS FOR THE PUBLIC OFFERING OF THE ISSUER'S COMMON STOCK. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

     1.16 Termination of Rights.  The rights of any particular Holder to cause
          ---------------------
the Company to register Registrable Securities under Sections 1.5, 1.6 and 1.7 shall terminate with respect to such Holder on the earlier of (i) the date when all of such Holder's Registrable Securities may be sold pursuant to Rule 144(k) or similar or successor Rule and (ii) the date three (3) years after the effective date of the Company's Initial Public Offering.


                                   SECTION 2

                             Right of First Offer
                             --------------------

     2.1  Investor's Right of First Offer.
          -------------------------------

          (a)  Right of First Offer.  Subject to the terms and conditions
               --------------------
contained in this Section 2.1, the Company hereby grants to each Investor the right of first offer to purchase its Pro Rata Portion (as defined below) of any New Securities (as defined in subsection 2.1(b)) which the Company may, from time to time, propose to sell and issue. An Investor's "Pro Rata Portion" for purposes of this Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Investor, and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Investor and the number of shares of the Company's Common Stock or Preferred Stock issuable upon conversion or exercise of any other securities then held by such Investor bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding, the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock and the number of shares of the Company's Common Stock or Preferred Stock issuable upon conversion or exercise of then outstanding securities.

          (b)  Definition of New Securities.  Except as set forth below, "New
               ----------------------------
Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Preferred Shares or the Conversion Shares,
(ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to any bank, equipment or real property lessor or other similar institution if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first offer established by this Section 2.1 with respect to the bona fide initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

          (c)  Notice of Right.  In the event the Company proposes to undertake
               ---------------
an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The Investors shall have fifteen
(15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If the Investor elects to purchase such Investor's full pro rata share (an "Electing Investor"), then such Electing Investor shall have a right of over-allotment such that if any other Investor fails to purchase such Investor's full pro rata share of the New Securities, the Electing Investor may purchase, on a pro rata basis with other Electing Investors, that portion of the New Securities (the "Remaining Securities") which such other Investors elected not to purchase. Each such Electing Investor shall specify in its notification to the Company whether it also elects to purchase its pro rata portion of the Remaining Securities, if any.

          (d)  Exercise of Right.  If any Investor exercises its right of first
               -----------------
offer hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within forty-five (45) calendar days after the Investor gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of first offer, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (e)  Lapse and Reinstatement of Right.  In the event an Investor fails
               --------------------------------
to exercise the right of first offer provided in this Section 2.1 within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

     2.2  Transfer of Right of First Offer.  The right of first offer granted
          --------------------------------
under Section 2.1 of this Agreement may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer of Company capital stock held by an Investor; provided that (a) such transfer may
                                   --------
otherwise be effected in accordance with applicable securities laws; (b) written notice of such assignment is given to the Company; (c) the capital stock to be assigned or transferred represents (1) at least one percent (1%) of the outstanding capital stock of the Company on the date of transfer or (2) all of the Registrable Securities owned or controlled by the transferring Holder; and
(d) the transferee executes a written agreement to be bound by the terms of this Agreement.

     2.3  Termination of Right of First Offer.  The right of first offer granted
          -----------------------------------
under Section 2.1 of this Agreement shall terminate on and be of no further force or effect upon the effective date of the Company's Initial Public Offering or upon a Change of Control of the Company (as defined in Article III of the Company's Amended and Restated Articles of Incorporation).


                                   SECTION 3

                     Affirmative Covenants of the Company
                     ------------------------------------

     The Company hereby covenants and agrees as follows:

     3.1  Financial Information.  So long as an Investor is a holder of 100,000
          ---------------------
Preferred Shares or shares of Common Stock issued upon the conversion thereof (as adjusted for any stock splits, consolidations and the like), the Company will furnish to such Investor the following reports:

          (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

          (b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited balance sheets of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for each such quarter, all prepared in accordance with generally accepted accounting principles.

     3.2  Inspection.  The Company shall permit each Investor, at such
          ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     3.3  Proprietary Information Agreement.  The Company shall require each
          ---------------------------------
person employed by the Company who shall, in the ordinary course of their employment, have access to the Company's confidential and proprietary information, to execute a proprietary information agreement in substantially the form previously provided to the Investor.

     3.4  Termination of Covenants.  The covenants set forth in Sections 3.1,
          ------------------------
3.2 and 3.3 shall terminate on, and be of no further force or effect after, the effective date of the Company's Initial Public Offering.


                                   SECTION 4

                               Voting Agreement
                               ----------------

     4.1  Election of Directors.  Prior to each election of directors, SOFTBANK
          ---------------------
shall nominate two directors (the "SOFTBANK" Nominees"), Crosspoint Venture Partners (1996) shall nominate one director (the "Crosspoint Nominee") and 21st Century Communications Partners, L.P. shall nominate one director (the "Series C Nominee"). The holders of a majority of the Common Stock shall nominate one director (the "Common Stock Nominee"). The Investors hereby agree to vote all voting securities owned or controlled by them to elect the SOFTBANK Nominees, the Crosspoint Nominee, the Series C Nominee and the Common Stock Nominee. The sixth director shall initially be James J. Heffernan, and the seventh director's position shall be vacant until filled as set forth in the Company's Articles of Incorporation and Bylaws. Neither the Company, the Investors, nor any officer, director, shareholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of any nominee hereunder to serve on the Board of Directors of the Company by virtue of such Investor's execution of this Agreement or by the act of such Investor in voting for such nominee pursuant to this Agreement.

     4.2  SOFTBANK Cooperation.  SOFTBANK acknowledges and agrees that it is the
          --------------------
intention of the Founders to carry out an initial public offering of the Company at the earliest commercially reasonable time in order to provide a liquidity opportunity for Founders and Investors.

SOFTBANK agrees that it will not take any action that is not consistent with furthering this intention.

     4.3  Termination of Voting Agreement.  The provisions of Sections 4.1 and
          -------------------------------
4.2 of this Agreement shall terminate and be of no further force and effect upon the effective date of the Company's Initial Public Offering or upon a Change of Control (as defined in Article III of the Company's Amended and Restated Articles of Incorporation).


                                   SECTION 5

                                 Miscellaneous
                                 -------------

     5.1  Assignment.  Except as otherwise provided herein, the terms and
          ----------
conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     5.2  Third Parties.  Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     5.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California as applied to agreements entered into and performed in the State of California solely by residents thereof.

     5.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be sent by facsimile transmission or by prepaid registered or certified mail, return receipt requested, addressed to the other party and such party's legal counsel at the address shown below or at such other address of which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail, postage prepaid, if sent by mail and on the next business day if sent by facsimile transmission.

     5.6  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     5.7  Amendment and Waiver.  Any provision of this Agreement may be amended
          --------------------
or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company; provided, however, that no such
                                        --------  -------
amendment shall be effective with respect to any Holder if such amendment materially adversely affects any of the rights granted pursuant to the Agreement to such Holder (the "Uniquely Affected Holder") in a manner different from the manner in which such amendment affects all other Holders, unless such amendment is consented to in writing by the Uniquely Affected Holder. If such Holder does not so consent, then the amendment shall be effective as to all Holders other than the Uniquely Affected Holder. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     5.8  Rights of Holders.  Each Holder of Registrable Securities shall have
          -----------------
the right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     5.9  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     5.10 Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the rights set forth herein. Without in any manner limiting the foregoing, the parties hereto agree that this Agreement supersedes and replaces the Prior Agreement, and that the Prior Agreement shall hereafter have no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.


USWEB CORPORATION                      "FOUNDERS"



Signature:___________________          ___________________________________
                                       Joseph P. Firmage
Name:________________________

Title:_______________________          ___________________________________
                                       Tobin J. Corey


                                       ___________________________________
                                       James J. Heffernan


                                       ___________________________________
                                       Sheldon Laube


                                       ___________________________________
                                       Kenneth Campbell


      [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                       "INVESTORS"


                                       ___________________________________


                                       Name:______________________________
                                               (Please print or type)

                                       Signature:_________________________


                                       Its:_______________________________



                                       ___________________________________


                                       Name:______________________________
                                                (Please print or type)

                                       Signature:_________________________


                                       Its:_______________________________



                                       ___________________________________


                                       Name:______________________________
                                                (Please print or type)

                                       Signature:_________________________


                                       Its:_______________________________


      [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               USWEB CORPORATION

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  MAY 2, 1997

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

Investor                                                        Legal Counsel
--------                                                        -------------
21st Century Communications Partners, L.P.                      Olshan Grundman Frome & Rosenzweig LLP
767 5th Avenue, 45th Floor                                      550 Park Avenue
New York, NY  10153-4590                                        New York, NY  10022
Attn:  Matthew Smith                                            Attn: Steven Wolosky

21st Century Communications T-E Partners, L.P.                  Olshan Grundman Frome & Rosenzweig LLP
P.O. Box 1062, G.T.                                             550 Park Avenue
Grand Cayman, B.W.I                                             New York, NY  10022
Attn:  Matthew Smith                                            Attn:  Steven Wolosky

21st Century Communications Foreign Partners, L.P.              Olshan Grundman Frome & Rosenzweig LLP
767 5th Avenue, 45th Floor                                      550 Park Avenue
New York, NY  10153-4590                                        New York, NY  10022
Attn:  Matthew Smith                                            Attn:  Steven Wolosky

Wheatley Partners L.P.                                          Olshan Grundman Frome & Rosenzweig LLP
P.O. Box 1062, G.T.                                             550 Park Avenue
Grand Cayman, B.W.I                                             New York, NY  10022
Attn:  Matthew Smith                                            Attn:  Steven Wolosky

Wheatley Foreign Partners L.P.                                  Olshan Grundman Frome & Rosenzweig LLP
767 5th Avenue, 45th Floor                                      550 Park Avenue
New York, NY  10153-4590                                        New York, NY  10022
Attn:  Matthew Smith                                            Attn:  Steven Wolosky

South Ferry No. 2                                               Olshan Grundman Frome & Rosenzweig LLP
767 5th Avenue, 45th Floor                                      550 Park Avenue
New York, NY  10022                                             New York, NY  10022
Attn:  Matthew Smith                                            Attn:  Steven Wolosky

Attractor Investment Management, Inc.
535 Madison Avenue, 35th Floor
New York, NY  10022
Attn:  Gigi Brisson


Investor                                                        Legal Counsel
--------                                                        -------------
Trend Micro Incorporated
Tokyo Head Office
Saisyo Building, 3F
8-1-14 Nishi-Gotanda, Shinagawa-ku
Tokyo, 141 Japan
Attn:  Shinji Yamauchi

Crosspoint Venture Partners                                     Brobeck, Phleger & Harrison LLP
18552 MacArthur Boulevard, Suite 400                            4675 MacArthur Court
Irvine, CA  92715                                               Newport Beach, CA  92660
Attn:  Robert Hoff                                              Attn:  Bruce Hallett

The Cutler Group                                                Brobeck, Phleger & Harrison LLP
11 Smithcliffs Road                                             4675 MacArthur Court
Laguna Beach, CA  92651                                         Newport Beach, CA  92660
Attn:  Frank Cutler                                             Attn:  Bruce Hallett

Philip Mahoney
c/o Cornish & Carey
5201 Great America Parkway, Suite 10
Santa Clara, CA  95054

James McNiel
18 Central Dr
Glen Head, NY  11546

Chris Ronzoni
99 Birch Lane
Manhassett, NY  11030

Softven No. 2 Invesment Enterprise Partnership                  Sullivan & Cromwell
c/o SOFTBANK Holdings Inc.                                      125 Broad Street
333 West San Carlos Street, Ste. 1225                           New York, NY  10004
San Jose, CA  95011                                             Attn:  Stpehen Grant
Attn:  Gary Rieschel

WS Investment Company 96A
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304
Attn:  Mark Bonham

Investor                                                        Legal Counsel
--------                                                        -------------
WS Investment Company 97A
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304
Attn:  Mark Bonham

Mark Bonham
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304

Christopher Boyd
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304

                                      -3-